EXHIBIT 24.1

UNION SECURITY INSURANCE COMPANY

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Insurance Company, an Iowa corporation, hereby constitute and appoint John S. Roberts, Stacia N. Almquist, Katherine Greenzang and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed by Union Security Insurance Company, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ John S. Roberts
John S. Roberts	Interim President and Chief Executive Officer

/s/ Stacia N. Almquist
Stacia N. Almquist	Treasurer and Chief Financial Officer

/s/ Robert B. Pollock
Robert B. Pollock	Chairman of the Board

P. Bruce Camacho	Director

/s/ S. Craig Lemaster
S. Craig Lemasters	Director

/s/ Michael J. Peninger
Michael J. Peninger	Director

/s/ Lesley G. Silvester
Lesley G. Silvester	Director